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                                                                  EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following documents of our report dated March 8, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the reclassification of a 2001 loss on extinguishment of debt to give effect to Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections), relating to the consolidated financial statements of NS Group, Inc. as of and for the years ended December 31, 2003 and 2002 appearing in this Annual Report on Form 10-K of NS Group, Inc. for the year ended December 31, 2003.

     1. Registration Statement No. 33-24182 on Form S-8 for the Newport Steel Corporation Hourly Flexible Compensation Plan;

     2. Registration Statement No. 33-24183 on Form S-8 for the NS Group, Inc. Salaried Flexible Compensation Plan;

     3. Registration Statement No. 33-28995 on Form S-8 for the NS Group, Inc. 1988 Employee Incentive Stock Option Plan and Non-Qualified Stock Option and Stock Appreciation Rights Plan;

     4. Registration Statement No. 33-37454 on Form S-8 for the Imperial Adhesives Hourly Flexible Compensation Plan;

     5. Registration Statement No. 33-39695 on Form S-8 for the Koppel Steel Corporation Hourly Flexible Compensation Plan;

     6. Registration Statement No. 33-51899 on Form S-8 for the NS Group, Inc. 1993 Incentive Stock Option Plan;

     7. Post Effective Amendment No. 1 on Form S-3 to Registration Statement No. 33-56637 on Form S-1 for NS Group, Inc. Equity Securities;

     8. Registration Statement No. 333-03657 on Form S-8 for the NS Group, Inc. 1995 Stock Option and Stock Appreciation Rights Plan;

     9. Registration Statement No. 333-110687 on Form S-8 for the NS Group Employees' Retirement Savings Plan (formerly known as NS Group, Inc. Salaried Employees' Retirement Savings Plan);

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     10.  Registration Statement No. 333-73161 on Form S-8 for the NS Group,
          Inc. Salaried Employees' Retirement Savings Plan

     11. Registration Statement No. 333-85925 on Form S-8 for the NS Group, Inc. 1995 Stock Option and Stock Appreciation Rights Plan;

     12. Registration Statement No. 333-42058 on Form S-8 for the NS Group, Inc. 2000 Non-Employee Director Stock Option Plan; and

     13. Amendment No. 4 to Registration Statement No. 333-91530 on Form S-3 for NS Group, Inc. Equity Securities, Debt Securities and Warrants.



Cincinnati, Ohio
March 11, 2004